Exhibit 24.1

POWER OF ATTORNEY

(Re: Registration Statement on Form S-4)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”) whose signatures appears below, hereby names, constitutes and appoints Stephen D. Steinour, Richard A. Cheap and David S. Anderson, or any of them, as his or her attorney-in-fact, to sign, in his or her name, place, stead and behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, authorized and unissued shares of common stock, par value $.01 per share, of the Corporation, to be issued by the Corporation in connection with the proposed acquisition of Camco Financial Corporation (“Camco”), together with any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of October 15, 2013.

Signature	Title

/s/ Stephen D. Steinour Stephen D. Steinour	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David S. Anderson David S. Anderson	Executive Vice President, Interim Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)

/s/ Ann B. Crane Ann B. Crane	Director

/s/ Don M. Casto III Don M. Casto III	Director

/s/ Michael J. Endres Michael J. Endres	Director

/s/ Steven G. Elliot Steven G. Elliot	Director

Signature	Title

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director

/s/ Peter J. Kight Peter J. Kight	Director

/s/ Jonathan A. Levy Jonathan A. Levy	Director

/s/ Richard W. Neu Richard W. Neu	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director